UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2009

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On October 19, 2009, Sunrise Senior Living, Inc. (“Sunrise” or the “Company”) entered into a Thirteenth Amendment (the “Amendment”) to its Credit Agreement, dated as of December 2, 2005 (as previously amended, the “Credit Agreement”), by and among Sunrise, certain subsidiaries of Sunrise that are parties thereto, the lenders that are parties thereto from time to time (the “Lenders”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) and in its capacity as Swingline Lender and letter of credit issuer (the “L/C Issuer”).

          The Amendment, among other matters, extends the maturity date of the Credit Agreement from December 2, 2009 to December 2, 2010 (the “Extended Maturity Date”) and provides that the current aggregate commitments of approximately $92 million (before giving effect to the $6 million principal repayment discussed below) shall be permanently reduced by any future principal repayments or cancellations of letters of credit. Consistent with prior amendments to the Credit Agreement, this Amendment (i) extends the suspension of the obligation of the Lenders and the L/C Issuer to (1) advance any additional proceeds of the loans to the borrowers or (2) issue any new letters of credit for the accounts of any of the obligors (which include the borrowers and the guarantors under the Credit Agreement) or their subsidiaries, and (ii) provides for the renewal of certain scheduled letters of credit in accordance with the annual renewal provisions of such letters of credit, for up to twelve months beyond the expiration dates of such letters of credit; provided that the borrowers under the Credit Agreement shall be required to cash collateralize any letters of credit with expiration dates beyond November 25, 2010, on or before November 25, 2010.

     The Amendment also (i) provides that the principal payments previously due on October 31, 2009 and November 30, 2009 are no longer due; (ii) modifies the minimum liquidity covenant under the Credit Agreement to require that not less than $10 million of unrestricted cash be on hand on the last day of each month (subject to a 15-day cure period) through the Extended Maturity Date; and (iii) modifies a covenant restricting Sunrise’s ability to dispose of real estate, improvements or material assets of Sunrise or its subsidiaries, to permit the disposition of certain assets as long as 50% of the net sales proceeds are allocated to the Lenders.

          As previously disclosed, the sale of 21 wholly owned assisted living communities (the “BLC Properties”) to an affiliate of Brookdale Senior Living Inc. (the closing date of such sale, the “BLC Closing Date”) was conditioned upon receiving consent to the transaction from the requisite Lenders under the Credit Agreement by October 19, 2009. In connection with the Amendment, the requisite Lenders under the Credit Agreement consented to the sale of the BLC Properties and Sunrise agreed to make the BLC Closing Payment (as defined below) to the Administrative Agent for the benefit of the Lenders on the BLC Closing Date. Sunrise also agreed to deposit on the BLC Closing Date $20 million of the proceeds from the BLC Properties sale (the “BLC Additional Proceeds”) into a collateral account held by and pledged to the Administrative Agent for the benefit of the Lenders. The requisite Lenders under the Credit Agreement consented to the use of such BLC Additional Proceeds and the disposition of various properties by the Company for the purpose of settling claims of other creditors of the Company.

          On the BLC Closing Date, Sunrise shall (a) make a $25 million principal repayment to the Lenders and (b) either cause the return of letters of credit in the aggregate face amount of approximately $3.7 million or make an additional principal repayment of approximately $3.7 million to the Lenders (collectively, the “BLC Closing Payment”). If the BLC Closing Date has not occurred by June 30, 2010, Sunrise shall, on July 1, 2010, either (a) make a payment equal to the BLC Closing Payment to the Lenders or (b) (i) make a $5 million principal repayment to the Lenders, (ii) pay a $1 million additional extension fee and (iii) either (1) grant mortgage liens junior in lien priority only to existing mortgages in 15 of the BLC Properties plus one additional property to the Administrative Agent, for the ratable benefit of the Lenders, or (2) if the requisite consents from existing mortgagees cannot be obtained for the granting of such mortgage liens, grant the Administrative Agent, for the ratable benefit of the Lenders, a perfected first priority pledge of, and security interest in, 100% of the equity interests in the entities owning such 16 properties. If the BLC Closing Date has not occurred by December 31, 2009, Sunrise shall commence good faith best efforts on January 4, 2010 to obtain the required approvals of the existing mortgagees of such 16 properties to the grant of the junior mortgage liens to the Administrative Agent, for the ratable benefit of the Lenders. On the first business day of each of June 2010, August 2010 and October 2010, Sunrise shall make a $1.5 million principal repayment to the Lenders, provided that Sunrise’s balance of unrestricted cash on deposit with the Administrative Agent as of the last day of the immediately preceding month is not less than $30 million.

          In connection with the execution of the Amendment, Sunrise made a $6 million principal repayment to the Lenders, and agreed to pay the Lenders an amendment fee of $500,000, of which $250,000 was paid upon the execution of the Amendment. The remaining $250,000 will be paid on the earlier to occur of (a) the BLC Closing Date and (b) January 4, 2010.

          As of October 19, 2009, after the $6 million repayment, Sunrise had outstanding borrowings of approximately $62.9 million under the Credit Agreement and outstanding letters of credit of approximately $23.1 million.

          From time to time, Sunrise has had customary commercial banking relationships with certain of the Lenders under the Credit Agreement, including other commercial lending and banking arrangements. In addition, Sunrise has engaged and may in the future engage, from time to time, one or more of the Lenders or their affiliates to provide investment banking and other advisory and financial services to Sunrise.

          The Credit Agreement was filed as Exhibit 10.1 to Sunrise’s Current Report on Form 8-K filed on December 8, 2005. The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

          On October 19, 2009, Sunrise issued a press release announcing the execution of the Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

10.1	Thirteenth Amendment to the Credit Agreement, dated October 19, 2009, by and among Sunrise Senior Living, Inc., certain subsidiaries of Sunrise Senior Living, Inc. party thereto, the lenders from time to time party thereto and Bank of America, N.A.

99.1	Press Release of Sunrise Senior Living, Inc., dated October 19, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 19, 2009	SUNRISE SENIOR LIVING, INC. By: /s/ Julie A. Pangelinan Name: Julie A. Pangelinan Title: Chief Financial Officer

Exhibit Index

10.1	Thirteenth Amendment to the Credit Agreement, dated October 19, 2009, by and among Sunrise Senior Living, Inc., certain subsidiaries of Sunrise Senior Living, Inc. party thereto, the lenders from time to time party thereto and Bank of America, N.A.

99.1	Press Release of Sunrise Senior Living, Inc., dated October 19, 2009.